UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service – Employer Identification No. 16-1158413

205 Indigo Creek Drive, Rochester, New York 14626

(585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 26, 2007, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter ending September 30, 2007. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on October 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

October 31, 2007	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

October 31, 2007	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Chief Financial Officer and Senior Vice President of Finance

Exhibit 99.1

For more information contact:

Dorrance W. Lamb

SVP and Chief Financial Officer

Performance Technologies

585-256-0200 ext. 7276

http://www.pt.com

finance@pt.com

Performance Technologies Announces

Third Quarter 2007 Financial Results

“Company Reports Strong Sequential Revenue and

Earnings Growth in the Third Quarter“

ROCHESTER, NY – October 26, 2007 -- Performance Technologies, Inc. (NASDAQ: PTIX), a leading developer of communication platforms and systems, today announced its financial results for the third quarter 2007.

Revenue in the third quarter 2007 increased 12% over the second quarter and amounted to $10.8 million, compared to $10.8 million in the third quarter 2006. Revenue for the nine months ended September 30, 2007 amounted to $29.7 million, compared to $36.0 million during the corresponding period in 2006.

Net income for the third quarter 2007 amounted to $1.7 million, or $.13 per diluted share, including stock-based compensation expense of $.2 million, or $.01 per share; and a discrete income tax benefit of $.4 million, or $.03 per share, based on 12.5 million shares outstanding. Net loss for the third quarter 2006 amounted to $.4 million, or $.03 per basic share, including restructuring charges of $.8 million, or $.06 per share; stock-based compensation expense amounting to $.2 million, or $.02 per share; and discrete income tax benefits amounting to $.3 million, or $.03 per share, based on 13.3 million shares outstanding.

Net income for the nine months ended September 30, 2007 amounted to $.6 million, or $.05 per diluted share, including stock-based compensation expense of $.5 million, or $.03 per share; write-off of software development costs amounting to $.5 million, or $.04 per share; restructuring charges of $.2 million, or $.02 per share; and a recovery on a note receivable of $.5 million, or $.02 per share based on 12.9 million shares outstanding. Net income for the nine months ended September 30, 2006 amounted to $.2 million, or $.02 per diluted share, including restructuring charges of $1.8 million, or $.10 per diluted share; a charge for non-compliant “RoHS” inventory amounting to $.8 million, or $.05 per diluted share; stock compensation expense of $.5 million, or $.03 per diluted share; and discrete income tax benefits amounting to $.4 million, or $.03 per diluted share, based on 13.3 million shares outstanding.

In July, 2007, the Company’s Board of Directors extended the previously announced stock repurchase program for an additional twelve months through July 13, 2008. Under the stock repurchase program, the Company is authorized to repurchase shares of its common stock for an aggregate purchase price not to exceed $10 million. Approximately .9 million and 1.5 million shares of its common stock for aggregate purchase prices of $4.6 million and $7.4 million were repurchased during the three and nine months ended September 30, 2007, respectively. Approximately 11.8 million common shares were outstanding at September 30, 2007.

Cash and investments amounted to $33.0 million, or approximately $2.80 per share, and the Company had no long-term debt at September 30, 2007.

“We are very pleased that the Company strongly returned to positive earnings in the third quarter, based upon the dedicated efforts of our PTI team,” said John Slusser, president and chief executive officer. “During the quarter, gross margin increased considerably, due to both a higher value proposition in the makeup of our overall revenues and the benefit of greater manufacturing capacity utilization. Efforts to broaden our customer portfolio and mitigate the impact of ongoing telecom equipment sector weakness continued as we captured elements of several new aerospace and defense programs. Our signaling product line gained meaningful market traction led by strong interest in our newly introduced network edge product, which began production deployments by various customers, including a new Tier 1 customer. Overall, we believe we are making meaningful progress in constructing a solid foundation for long-term growth and appreciation in shareholder value.”

Guidance

At the current time, the Company’s forward-looking visibility of customer orders is very limited. This lack of customer visibility makes it challenging to forecast revenue and often results in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter.

Reflecting continuing sluggishness in the telecommunications market, the Company expects fourth quarter shipments to its two largest customers to be between $.8 million and $1.0 million, down from shipments of $2.4 million to those same customers in the third quarter 2007. While the remaining portion of the Company’s business continues to grow, the anticipated decline in shipments to those two customers is expected to negatively impact the fourth quarter financial results.

The Company provides guidance only on earnings per share expected in the next quarter. Management anticipates earnings per share in the fourth quarter 2007 to be in the range of $.05 to $.08 per share. This earnings per share estimate excludes restructuring charges, stock-based compensation expense and discrete income tax items. In the fourth quarter 2007, stock-based compensation expense is expected to be approximately $.2 million, excluding any stock options that may be granted during the quarter.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies (www.pt.com)

Performance Technologies (NASDAQ: PTIX) is a global supplier of integrated IP-based platforms and solutions for advanced communications networks and innovative computer system architectures. Our Embedded Systems Group offers robust application-ready platforms that incorporate open-standards based software and hardware, providing significantly accelerated end product deployment benefits for equipment manufacturers. Our Signaling Systems Group offers the SEGway™ product suite, which includes IP STPs, SS7 over IP transport solutions, and signaling gateways that enable lower operating costs through utilization of IP networks, thereby creating competitive advantages for carriers in existing and emerging markets.

Performance Technologies is headquartered in Rochester, New York. Additional engineering facilities are located in San Diego and San Luis Obispo, California; and Kanata, Ontario, Canada.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results can differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins and obtaining orders as a result, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing capacity and arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments, foreign regulations and potential material weaknesses in the future. Forward-looking statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2006, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

###

A conference call will be held on Monday, October 29 at 10 a.m., New York time, to discuss the Company’s financial performance for the third quarter 2007. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 500-7713 or (416) 849-2692. A digital recording of this conference call may be accessed immediately after its completion from October 29 through November 2, 2007. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 934086. A live webcast of the conference call will be available on the Performance Technologies website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

ASSETS

	September 30, 2007	December 31, 2006

Current assets:
Cash and cash equivalents	$ 14,417,000	$ 10,518,000
Investments	18,625,000	24,675,000
Accounts receivable	6,864,000	9,561,000
Inventories	5,026,000	5,678,000
Prepaid income taxes	728,000
Prepaid expenses and other assets	594,000	767,000
Deferred taxes	2,373,000	2,495,000
Total current assets	48,627,000	53,694,000

Property, equipment and improvements	2,136,000	2,213,000
Software development costs	3,106,000	3,185,000
Deferred taxes	973,000	1,026,000
Goodwill	4,143,000	4,143,000
Total assets	$ 58,985,000	$ 64,261,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$ 1,345,000	$ 1,460,000
Income taxes payable		232,000
Accrued expenses	4,813,000	4,302,000
Total current liabilities	6,158,000	5,994,000

Income taxes payable	726,000
Total liabilities	6,884,000	5,994,000

Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	15,324,000	14,699,000
Retained earnings	44,060,000	43,435,000
Treasury stock	(7,416,000)
Total stockholders’ equity	52,101,000	58,267,000
Total liabilities and stockholders’ equity	$ 58,985,000	$ 64,261,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Sales	$10,786,000	$10,828,000	$29,745,000	$36,048,000
Cost of goods sold	4,682,000	5,615,000	13,923,000	17,715,000
Software capitalization write-offs in 2007 and
non RoHS inventory charge in 2006	45,000		520,000	801,000
Gross profit	6,059,000	5,213,000	15,302,000	17,532,000

Operating expenses:
Selling and marketing	1,676,000	1,581,000	4,952,000	4,404,000
Research and development	2,230,000	2,561,000	7,552,000	8,342,000
General and administrative	1,220,000	1,452,000	3,725,000	4,198,000
Restructuring charges	26,000	792,000	240,000	1,786,000
Total operating expenses	5,152,000	6,386,000	16,469,000	18,730,000
Income (loss) from operations	907,000	(1,173,000)	(1,167,000)	(1,198,000)

Note receivable recovery			143,000
Other income, net	453,000	385,000	1,659,000	1,090,000
Income (loss) before income taxes	1,360,000	(788,000)	635,000	(108,000)

Income tax (benefit)	(331,000)	(408,000)	(8,000)	(346,000)
Net income (loss)	$ 1,691,000	$ (380,000)	$ 643,000	$ 238,000

Basic earnings (loss) per share	$ .14	$ (.03)	$ .05	$ .02

Weighted average common shares	12,506,000	13,252,000	12,857,000	13,178,000

Diluted earnings per share	$ .13		$ .05	$ .02

Weighted average common and
common equivalent shares	12,548,000		12,904,000	13,345,000